UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2004

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	000-22849	65-0420146

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

Registrant’s telephone number, including area code: (954)917-6655

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

Financing Transactions

     On June 8, 2004 we executed agreements for the sale of 8% senior secured convertible notes and related securities and the sale of Series A-10 Convertible Preferred Stock and common stock purchase warrants which will result in aggregate gross proceeds to us of $6.5 million. The financings, which are subject to shareholder approval and other customary conditions, will satisfy the $6.5 million financial requirement of the proposed merger between Visual Data and Onstream Media Corporation.

8% Senior Secured Convertible Notes

     We executed agreements to sell to 18 accredited investors $4.6 million principal amount of 8% senior secured convertible notes, together with common stock purchase warrants to purchase an aggregate of 805,000 shares of our common stock and an additional investment right entitling the holders to purchase from us up to an additional $2.3 million of 8% senior secured convertible notes. This transaction is structured as a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption under Section 4(2) and Regulation D thereof which will result in gross proceeds to us of $4.6 million.

     These notes will be senior to all current and future indebtedness of Visual Data (other than up to $1.5 million of ordinary business debt) and we will pledge all of our assets and the securities we own in our subsidiaries as collateral for the notes. Additional terms of the 8% senior secured convertible notes include:

*	unless converted or redeemed as described below, the 8% senior secured convertible notes are due on or before the fourth anniversary of the issuance date,

*	8% annual interest, payable quarterly in arrears beginning September 30, 2004. The interest is payable either in cash or at our option in shares of our common stock valued at 85% of the volume weighted average price of our common stock for the 20 days prior to the payment date, so long as the price is greater than $2.36 per share,

*	subject to certain exceptions, while the notes are outstanding we cannot purchase, redeem or otherwise acquire any capital stock or issue any variable priced equity securities or variable price equity linked securities. We have also agreed not to redeem or repurchase any portion of our Series A-10 Preferred Stock, or any other preferred stock as may be issued in the future while the notes are outstanding, common stock or equity equivalent prior to either the maturity date of the notes or until all the notes have been converted without the consent of the holders of 51% of the outstanding notes,

*	the notes are convertible at any time at the option of the holder into shares of our common stock at a conversion price of $2.00 per share which is subject to adjustment upon the occurrence of certain specified events, including stock dividends and stock splits, pro rata distributions of equity securities, evidences of indebtedness, rights or warrants to purchase common stock or cash or any other asset, mergers or consolidations, or certain issuances of common stock at a price below $2.00 per share, subject to adjustment as set forth above.

*	if at any time while all or any portion of the 8% senior secured convertible notes are outstanding the trading price of our common stock exceeds $3.25 per share for a minimum of 20 days during a 30 day period, then an amount of the notes equal to the total volume for the 30 day period multiplied by the average daily closing price multiplied by 20% will automatically convert into shares of our common stock at the conversion price of $2.00 per share, subject to adjustment as set forth above,

*	the number of shares of our common stock acquired by any holder upon conversion of the notes is limited to the extent necessary to ensure that following the conversion the total number of shares of our common stock beneficially owned by the holder does not exceed 9.999% of our issued and outstanding common stock,

*	we can prepay all or any portion of the principal amount of the notes, plus any accrued but unpaid interest. If we should elect to prepay the notes, the holders will have five trading days to convert the notes into shares of our common stock. If we elect to prepay the notes, we must do so pro-rata amongst the holders, and at the time of prepayment we must issue the holders warrants which are equal to 50% of the quotient of (1) the portion of the note being prepaid and (2) $2.00 per share, subject to adjustment as set forth above, with an exercise price equal to the then conversion price,

*	beginning one year from the issuance date and ending 18 months from the issuance date each holder has the right to require us to prepay an amount equal to $500,000 less the principal amount of any notes which have been converted or paid during that period, and for the period beginning on or after 18 months from the issuance date, each holder has the right to require us to prepay an amount equal to $1,000,000 less the principal amount of any notes which have been converted or paid during that period, and

*	beginning at the end of the 21st month following the issuance date the principal outstanding on any remaining 8% senior secured convertible notes will be paid in nine equal quarterly installments on the last day of each quarter. We have the option to pay the quarterly installments in shares of our common stock if the volume weighted average price during the preceding quarter is greater than $2.36 per share. The portion that can be paid in common stock is based upon a formula of 20% of the total trading volume for the quarter multiplied times the average closing price. In any quarter where this formula would result in the issuance of shares of common stock which exceed the amount of the quarterly installment, at the holders option an additional amount of up to 20% may be converted and applied to the final quarterly payment.

     The five year common stock purchase warrants have an exercise price of $2.50 per share, subject to adjustment in the event of stock splits, stock dividends, pro rata distributions of equity securities, evidences of indebtedness, rights or warrants to purchase common stock or cash or any other asset, mergers or consolidations, or certain issuances of common stock below at a price below $2.50 per share. The warrants include a cashless exercise feature which terminates at the time the shares underlying the warrants are registered. The number of shares of our common stock which can be issued upon the exercise of the warrants is limited to the extent necessary to ensure that following the exercise the total number of shares of our common stock beneficially owned by the holder does not exceed 9.999% of our issued and outstanding common stock.

     The additional investment right entitles the holders to purchase up to an additional $2.3 million principal amount of 8% senior secured convertible notes and warrants to purchase up to an additional 402,500 shares of our common stock beginning on the closing date and ending on the one year anniversary date of the registration of the underlying shares of common stock The terms and conditions of the securities contained in this additional investment right will be identical to the initial notes and warrants.

     At closing we will pay a placement agent fee of $322,000 and issue common stock purchase warrants to purchase 230,000 shares of our common stock at an exercise price of $2.50 per share. In addition, we agreed to pay an aggregate of $40,000 for legal fees and expenses incurred in connection with the preparation of the securities purchase agreement and related documents for the sale of these securities by us.

Series A-10 Convertible Preferred Stock

     We also executed agreements to sell to 14 accredited investors an aggregate of 95,000 shares of our Series A-10 Convertible Preferred Stock at a purchase price of $20.00 per share, together with five year common stock purchase warrants to purchase 475,000 shares of our common stock at an exercise price of $2.25 per share, in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption under Section 4(2) and Regulation D which will result in gross proceeds to us of $1,900,000.

     In addition to the foregoing, we will issue Mr. Fred Deluca an aggregate of 119,825 shares of our Class A-10 Convertible Preferred Stock, including 50,000 shares upon the conversion of $1,000,000 of the amount we owe him under a loan agreement and 69,825 shares in exchange for 232,750 shares of our Class A-8 Convertible Preferred Stock with a stated value of $1,396,500. At the closing of these financing transactions, we will pay Mr. Deluca $2,000,000 from the proceeds of those transactions thereby satisfying this note in full and he will release his security interest in our assets.

     The shares of Series A-10 Convertible Preferred Stock have no voting rights (other than as may be required under Florida law), have a liquidation preference of $20.00 per share plus declared but unpaid dividends, and include certain additional terms as follows:

*	the shares are senior to all other classes of preferred stock and, as applicable, junior to or on a parity with other classes of preferred stock the terms of which expressly provide that they are senior to or on parity with the Series A-10 Convertible Preferred Stock. We cannot create or issue any preferred stock which ranks senior to or pari passu with the Series A-10 without the consent of the holders of at least 50% of the then outstanding shares of Series A-10,

*	the holders are entitled to preferred, cumulative dividends at the rate of 8% per annum, payable quarterly in arrears at our option in cash or with additional shares of Series A-10 Convertible Preferred,

*	each share of Series A-10 Convertible Preferred is convertible into of our common stock at the option of the holder at a conversion price of $2.00 per share, subject to adjustment in the event of stock splits and dividends and issuances of common stock at a price less than the then conversion price. Any shares of Series A-10 Convertible Preferred which are outstanding on the fifth anniversary of the closing date will automatically convert into common stock upon the same conversion ratio,

*	the shares are not redeemable by us, and

*	without the consent of holders of 50% of the outstanding shares of Series A-10 Convertible Preferred Stock, we cannot incur any indebtedness greater than $1.5 million or our working capital at the time of indebtedness.

     At closing we will grant the holders of the Series A-10 Convertible Preferred Stock the right to designate one member of our board of directors. As of the date hereof, the purchasers have not identified the board designee. At closing, we will pay placement agent fees and a non-accountable expense allowance of $133,000, and issue four year common stock purchase warrants which are identical to the warrants sold with the Series A-10 Convertible Preferred Stock to purchase an aggregate of 95,000 shares at an exercise price of $2.25 per share.

Closings of the transactions

     The closing of both the sale of the 8% senior secured convertible notes and the Series A-10 Convertible Preferred Stock and each of their related securities are subject to shareholder approval, as well as other customary conditions. We intend to file a proxy statement with the Securities and Exchange Commission as soon as practicable in connection with our annual meeting of shareholders at which the approval of these transactions will be put to a vote of our shareholders. This approval is required by Rule 4460(i)(1)(D) of The Nasdaq Stock Market, Inc. Nasdaq Marketplace Rules which requires companies whose securities are traded on the Nasdaq SmallCap Market (such as Visual Data) to obtain shareholder approval prior to issuing common stock (or shares convertible into common stock) in a transaction other than a public offering at a price less than the market value of the common stock when the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to issuance.

     The aggregate of $1,900,000 to be received by us from the sale of the Series A-10 Convertible Preferred Stock has been deposited in escrow at a financial institution subject to closing of the transaction. There are no similar escrow provisions for the 8% senior secured convertible notes. If the transactions are approved at our annual meeting, the closing of the sale of the securities will occur immediately following the meeting, at which time the funds will be released from escrow representing the purchase price of the Series A-10 Convertible Preferred Stock and warrants, and the purchasers of the notes and related securities will tender payment in full for those securities. Immediately following these events, the previously announced transaction with Onstream Media Corporation will close.

     If the transactions are not approved by our shareholders at the 2004 Annual Meeting, the funds presently held in escrow will be returned to the purchasers, without interest or deduction, and we will not sell any of these securities and we will not close the Onstream Media transaction.

Registration Rights

     We have agreed to file a registration statement with the Securities and Exchange Commission within 30 days from the closing date of these transactions registering the shares of common stock issuable upon the conversion of the notes and the Series A-10 Convertible Preferred Stock, the exercise of the warrants, and the shares related to the additional investment right if it is exercised in the future. We have also granted the purchaser’s piggy-back registration rights under certain circumstances. If we fail to file the registration statement on a timely basis, or if it is not declared effective by the Securities and Exchange Commission within a maximum of 120 days from the filing date, we are subject certain penalties.

Documents

     A copy of the forms of 8% senior secured convertible note, warrants, Securities Purchase Agreement, Additional Investment Right, Pledge Agreement and Securities Agreement, as well as the Certificate of Designation for the Series A-10 Convertible Preferred Stock are filed as exhibits to this report. The foregoing descriptions are qualified in their entirety by reference to the full text of such exhibits.

Change in Chief Financial Officer

     Visual Data recently hired Mr. Robert O’Callahan, formerly the chief financial officer of Salon Media Group, Inc., as the senior vice president of finance. Following the approval of the shareholders for the above described financing transactions and the transaction with Onstream Media, Mr. O’Callahan will become the chief financial officer of Visual Data and Ms. Gail Babitt, currently chief financial officer of Visual Data, will leave her position with Visual Data. Following Mr. O’Callahan’s appointment as Visual Data’s CFO, Ms. Babitt will continue to consult with the company to ensure a smooth transition of her responsibilities to Mr. O’Callahan.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of the Series A-10 Convertible Preferred Stock
4.1	Form of 8.0% Senior Secured Convertible Note
4.2	Form of $2.50 Warrant
4.3	Form of $2.25 Warrant
10.1	Form of Securities Purchase Agreement for 8.0% Senior Secured Convertible Notes
10.2	Form of Additional Investment Right
10.3	Form of Pledge Agreement
10.4	Form of Security Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Data Corporation
Date: June 10, 2004	By:	/s/ Randy S. Selman
Randy S. Selman, President and
Chief Executive Officer

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